Exhibit 99.2

PRESTOCORP
Condensed Balance Sheets
As of June 30,

	2017	2016
	(unaudited)	(unaudited)
Assets

Cash	$45,612	$20,372
Accounts receivable	1,500	3,965
Prepaid Assets	7,065	4,600
Total Current Assets	54,177	28,937
Equipment, net	8,770	5,382
Total Assets	$62,947	$34,319

Liabilities and Stockholders' Equity (Deficit)

Current Liabilities
Accounts payable & accrued expenses	$36,149	$10,844
Deferred income taxes	3,998	3,333
Related party payable	4,226	4,226
Total current liabilities	44,373	18,403

Stockholders' Equity (Deficit)
Common Stock, $0.0001 par value, 5,000 shares authorized,
issued and outstanding	-	-
Retained earnings (accumulated deficit)	18,574	15,916

Total Stockholders' Equity (Deficit)	18,574	15,916

Total Liabilities and Stockholders' Equity (Deficit)	$62,947	$34,319

See Accompanying Notes to the Financial Statements

PRESTOCORP
Condensed Statements of Income
For the Six Months Ended:

	6.30.17	6.30.16
	Unaudited	Unaudited

Revenues, net	$ 489,246	$ 217,699

Cost of Service	248,678	127,946
Gross Profit	240,568	89,753

Operating Expenses
Marketing	24,602	19,912
Salaries and Related Expenses	76,988	9,315
Other	135,655	57,225
Total operating expenses	237,245	86,452

Operating Income before provision for income taxes	3,323	3,301

Provision for Income Taxes	665	429

Net Income	$ 2,658	$ 2,872

See Accompanying Notes to the Financial Statements

PRESTOCORP
Condensed Statements of Cash Flows
For the Six Months Ended:

	6.30.17	6.30.16
	Unaudited	Unaudited

From Operating Activities:
Net Income	$2,658	$2,872
Adjustments to reconcile net income to net cash
provided by operations:
Depreciation	923	60
Change in operating assets and liabilities:
Accounts receivable	2,465	(615)
Prepaid assets	(2,465)	(4,600)
Accounts payable and accrued expenses	25,305	4,049
Accrued income taxes	665	3,333
Net cash provided by operations	29,552	5,099

Cash Flows from Investing Activities:
Payments for Equipment	(4,312)	-
Cash From Investing Activities	(4,312)	-
Cash Flow from Financing Activities
Repayments of Advances from Related Parties	-	(13,926)
Cash Flow from Financing Activities	-	(13,926)

Net Cash Flows	25,240	(8,827)

Beginning cash	20,372	14,685

Ending Cash	$45,612	$5,858

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

See Accompanying Notes to the Financial Statements

PRESTOCORP

NOTES TO FINANCIAL STATEMENTS

For the Six Months Ended June 30, 2017 and 2016

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Organization

PrestoCorp (the “Company”) was organized as a Delaware C-Corporation on December 30, 2014 (“Inception”).

Nature of Business

The Company provides a telemedicine software platform that connects doctors and patients seeking medical cannabis evaluations, recommendations and treatments plans. The Company operates business as PrestoDoctor.

The Company launched PrestoDoctor in March 2015 to provide California cannabis evaluations and recommendations. PrestoDoctor began to evaluate patients at live events in February 2016. In June 2016 PrestoDoctor expanded to launch services in the state of Nevada and launched personalized treatment plans for patients.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Preparation

The accompanying condensed balance sheet at December 31, 2016, has been derived from audited financial statements and the unaudited condensed financial statements as of June 30, 2017 and 2016, have been prepared in accordance with generally accepted accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements, and should be read in conjunction with the Company’s audited financial statements and related footnotes for the year ended December 31, 2016.  It is management’s opinion, however, that all material adjustments (consisting of normal recurring adjustments), have been made which are necessary for a fair financial statements presentation.  The financial statements include all material adjustments (consisting of normal recurring accruals) necessary to make the financial statements not misleading as required by Regulation S-X, Rule 10-01.  Operating results for the six months ended June 30, 2017, are not necessarily indicative of the results of operations expected for the year ending December 31, 2017.

Cash

The Company maintains cash at financial institutions, which periodically may exceed federally insured amounts. The Company has not experienced any losses with respect to its cash balances. The Company performs ongoing evaluations for these institutions to limit its concentration of risk exposure. Management believes this risk is not significant due to the strength of the financial institutions used by the Company.

Accounts Receivable

Revenue is due at the time of service via charge to the patient credit card. There exists a 1 – 3 day delay in timing from the date of the charge and the date of the deposit of cash to the Company’s bank account (“settlement date”). Accounts receivable represents the undeposited patient charges as of the six months ending June 30, 2017. No allowance is deemed necessary for uncollectible accounts, as all revenue proceeds are received on the settlement date of the evaluations and services.

PRESTOCORP

NOTES TO FINANCIAL STATEMENTS

For the Six Months Ended June 30, 2017 and 2016

Equipment

Equipment is recorded at cost. Depreciation is provided for on the straight-line method over the estimated useful lives of the assets.  The average lives of equipment is three (3) years. Maintenance and repairs that neither materially add to the value of the equipment nor appreciably prolong its life are charged to expense as incurred.  Betterments or renewals are capitalized when incurred.  All equipment consists of computer equipment as of June 30, 2017.

At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation or amortization are removed from the accounts and any resulting gains or losses are reflected in income. Depreciation expense for the six months ended June 30, 2017 was $923.

Income Taxes

The Company accounts for income taxes in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (AS C) 740, "Accounting for Income Taxes." ASC 740 requires an asset and liability approach for financial accounting and reporting of income taxes. Deferred taxes are determined based on the estimated future tax effects of differences between the financial and tax basis of assets and liabilities given the provisions of the enacted tax laws.

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects for changes in tax laws and rates on the date of enactment.

The effective income tax rate of 20% and 13% for the six months ended June 30, 2017 and 2016, respectively, differed from the statutory rate, due primarily to a net operating loss incurred by the Company in the respective years.  All net operating loss benefits have been fully offset through an allowance account due to the uncertainty of the utilization of the net operating losses. As of June 30, 2017 and 2016, the Company’s unused net operating losses were not significant and the Company has established a valuation allowance in the full amount of the deferred tax asset due to the uncertainty of the utilization of operating losses in future periods.  During the six months ended June 30, 2017 and 2016, the change in the valuation allowance was not significant.

Accounting for Uncertainty in Income Taxes

ASC 740 clarifies the accounting for uncertainty in income taxes recognized in the Company's financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

ASC 740 also provides guidance on de-recognition and measurement of a tax position taken or expected to be taken in a tax return. The adoption of ASC 740 did not have a material effect on the Company.  The Company files income tax returns in the U.S. federal jurisdiction and several states. The Company's federal income tax returns for tax years 2011 and beyond remain subject to examination by the Internal Revenue Service. The Company's state income tax returns for various years remain subject to examination by each state's taxing authority.

The Company did not have unrecognized tax benefits as of June 30, 2017 and 2016 and does not expect this to change significantly over the next 12 months. In connection with the adoption of ASC 740, the Company will recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. The Company has not accrued interest or penalties related to uncertain tax positions as of June 30,2017.

PRESTOCORP

NOTES TO FINANCIAL STATEMENTS

For the Six Months Ended June 30, 2017 and 2016

Use of Estimates

The preparation of these financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Such management estimates include the recoverability of equipment. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenues when persuasive evidence of an arrangement exists; delivery has occurred; price is fixed or determinable; and collectability of the related receivable is reasonably assured, which is primarily at the completion of the patient visit.

Concentration of Providers

During the six months ended June 30, 2017 and 2016, the Company utilized the services of nine and five doctors, which accounted for approximately 84% and 79% of the total cost of services provided

Rent

The Company leases its office on a month to month basis. Total rent expense during the six months ended June 30, 2017 and 2016 was $7,656 and $5,929, respectively.

Marketing, Advertising and Promotion Expense

Marketing costs are expensed as incurred and are included in the accompanying statements of income. Marketing costs were approximately $24,600 and $5,920 as of June 30, 2017 and 2016, respectively.

Fair Value Measurements

The Company has categorized its assets and liabilities recorded at fair value based upon the fair value hierarchy specified by GAAP.  All assets and liabilities are recorded at historical cost which approximates fair value, and therefore, no items were valued according to these inputs.

The levels of fair value hierarchy are as follows:

1.Level 1 inputs utilize unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access;

2.Level 2 inputs utilize other-than-quoted prices that are observable, either directly or indirectly. Level 2 inputs include quoted prices for similar assets and liabilities in active markets, and inputs such as interest rates and yield curves that are observable at commonly quoted intervals; and

3.Level 3 inputs are unobservable and are typically based on our own assumptions, including situations where there is little, if any, market activity.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy.  In such cases, the Company categorizes such financial asset or liability based on the lowest level input that is significant to the fair value measurement in its entirety.  The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

PRESTOCORP

NOTES TO FINANCIAL STATEMENTS

For the Six Months Ended June 30, 2017 and 2016

Both observable and unobservable inputs may be used to determine the fair value of positions that are classified within the Level 3 category.  All assets and liabilities are at cost which approximates fair value and there are not items that were required to be valued on a non-recurring basis.

Pending Accounting Pronouncements

There have been no recent accounting pronouncements issued which are expected to have a material effect on the Company’s financial statements. Management continues to monitor and review recently issued accounting guidance upon issuance.

In May 2014, the FASB issued updated guidance that supersedes the current revenue recognition guidance, including industry-specific guidance. The updated guidance introduces a five-step model to achieve its core principal of the entity recognizing revenue to depict the transfer of goods or services to customers at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The updated guidance is effective for interim and annual periods beginning after December 15, 2017, and early adoption is not permitted. In July 2015, the FASB decided to delay the effective date of this updated guidance until December 15, 2018. The FASB also agreed to allow entities to choose to adopt the standard as of the original effective date. The Company is currently evaluating the expected impact of the updated guidance.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230) – Classification of Certain Cash Receipts and Cash Payments. This ASU provides clarification regarding how certain cash receipts and cash payments are presented and classified in the statement of cash flows. This ASU addresses eight specific cash flow issues with the objective of reducing the existing diversity in practice. The issues addressed in this ASU that will affect us is classifying debt prepayments or debt extinguishment costs and contingent consideration payments made after a business combination. This update is effective for annual and interim periods beginning after December 15, 2017, and interim periods within that reporting period and is to be applied using a retrospective transition method to each period presented. Early adoption is permitted. The adoption of this ASU is not expected to have a material impact on our financial position, results of operations and related disclosures.

In November 2015, the FASB issued ASU No. 2015-17, Balance Sheet Classification of Deferred Taxes. Current U.S. GAAP requires an entity to separate deferred income tax liabilities and assets into current and noncurrent amounts in a classified statement of financial position. To simplify the presentation of deferred income taxes, the amendments in this update require that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The amendments in this update apply to all entities that present a classified statement of financial position. The current requirement that deferred tax liabilities and assets of a tax-paying component of an entity be offset and presented as a single amount is not affected by the amendments in this update. The amendments in this update will align the presentation of deferred income tax assets and liabilities with International Financial Reporting Standards (IFRS) and are effective for fiscal years after December 15, 2016, including interim periods within those annual periods. The adoption of this ASU as of January 1, 2017 did not have a material impact on our financial statements and related disclosures.

In August 2014, the FASB issued ASU 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. This ASU 2014-15 describes how an entity should assess its ability to meet obligations and sets rules for how this information should be disclosed in the consolidated financial statements. The standard provides accounting guidance that will be used along with existing auditing standards. The ASU 2014-15 is effective for the annual period ending after December 15, 2016. Early application is permitted. The adoption of this ASU as of January 1, 2017 did not have a material impact on our financial statements and related disclosures.

PRESTOCORP

NOTES TO FINANCIAL STATEMENTS

For the Six Months Ended June 30, 2017 and 2016

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The lack of historical profitable operations causes significant doubt about the ability of the Company to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern. Management anticipates that it will be able to raise additional working capital through the sale of 51% of the Company (see Note 8).

The ability of the Company to continue as a going concern is dependent on its ability to raise adequate capital to fund operating losses until it is able to engage in profitable business operations. To the extent financing is not available, the Company may not be able to, or may be delayed in, developing its services and meeting its obligations. The Company will continue to evaluate its projected expenditures relative to its available cash and to evaluate additional means of financing in order to satisfy its working capital and other cash requirements. The accompanying financial statements do not reflect any adjustments that might result from the outcome of these uncertainties.

NOTE 4 – COMMITMENTS AND CONTINGENGIES

Legal Proceedings

From time to time, the Company may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. The Company is not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on its business, prospects, financial condition or results of operations.

Guarantees and Indemnities

From time to time the Company enters into certain types of contracts that contingently require the Company to indemnify parties against third-party claims. These contracts primarily relate to (i) certain real estate leases, under which the Company may be required to indemnify property owners for environmental or other liabilities and other claims arising from the Company's use of the applicable premises: and (ii) certain agreements with the Company's officers, directors and employees, under which the Company may be required to indemnify such persons for liabilities arising out of their employment relationship. The terms of such obligations vary by contract and, in most instances; a specific or maximum dollar amount is not explicitly stated therein. Generally, amounts under these contracts cannot be reasonably estimated until a specific claim is asserted. No claims have been asserted and no liabilities have been recorded for these indemnities on the Company's balance sheets.

NOTE 5 – RELATED PARTY TRANSACTIONS

There are no significant related party transactions. Officers/shareholders received salaries from the Company in the first six months of 2017 in the amount of $49,733. As of June 30, 2017 and 2016, the Company owed approximately $4,000 and $18,000 to its officers/shareholders for unreimbursed business expenses, respectively.

NOTE 6 – SHAREHOLDERS’ EQUITY

The Company has 5,000 shares common stock, authorized, issued, and outstanding.

PRESTOCORP

NOTES TO FINANCIAL STATEMENTS

For the Six Months Ended June 30, 2017 and 2016

NOTE 7 – FAIR VALUE MEASUREMENT

The carrying amounts, at face value or cost plus accrued interest, approximate fair value because of the short maturity of these instruments for cash, accounts receivable, accounts payable and accrued expenses.

NOTE 8 – SUBSEQUENT EVENTS

On July 27, 2017, the Company sold 51% of its common shares, 2,550 shares, par $0.001, to Cannabis Sativa, Inc. effective August 1, 2017 for considedration of up to $4,590,000 of Cannabis Sativa, Inc. common stock.  The purchase agreement contains various contingent payment provisions, including minimum revenue requirements of the Company. Additionally, Cannabis Sativa, Inc. committed to providing a revolving line of credit to the Company totaling $500,000 at 5% interest per annum.    As of November 10, 2017, the Company has received $200,000.

The Company has evaluated and determined that no other events have occurred subsequent to the balance sheet date and through November 10, 2017 the date of issuance of these financial statements, which would require inclusion or disclosure in its financial statements other than as described in the accompanying notes.